UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2009

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2009, The Coca-Cola Company (the “Company”) announced that effective July 1, 2009, Harry L. Anderson, the Company’s vice president and controller, will lead the newly created Global Business and Technology Services function.  This new structure, which will integrate three core functions (i) Global Business Services, (ii) Global Information Technology and (iii) Transformational Productivity, has been created in furtherance of the Company’s ongoing productivity and transformation initiatives.

Mr. Anderson will continue to serve as controller of the Company until a successor is elected by the Board of Directors of the Company (the “Board”).  The Board is expected to consider the matter of a successor at its regularly scheduled meeting in July 2009.  The Company’s management intends to recommend to the Board that it elect Kathy N. Waller, the Company’s vice president and chief of internal audit, to serve as the next controller of the Company, effective August 1, 2009.

A copy of the Company’s press release regarding these and related matters is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of The Coca-Cola Company dated June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: June 10, 2009	By: /s/ Gary P. Fayard Gary P. Fayard Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of The Coca-Cola Company dated June 10, 2009.